UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2015

Aerohive Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Gibraltar Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices including Zip Code)

(408) 510-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2015, Aerohive Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders for its fiscal year ended December 31, 2014 (the “Annual Meeting”). At the Annual Meeting, there were represented, either in person or by proxy, 44,194,194 shares of the Company’s common stock (“Common Stock”) out of a total of 46,619,721 shares of Common Stock outstanding and entitled to vote at the Annual Meeting, or approximately 94.79% of the shares outstanding and entitled to vote. The Company’s stockholders voted on the following four proposals presented at the Annual Meeting, casting their votes as follows:

Proposal No. 1 – Election of Directors

The Company’s stockholders elected by the following votes Remo Canessa, Feng Deng and Changming Liu as Class I directors, each to hold office until the 2018 Annual Meeting of Stockholders (or until their successors are duly elected and qualified):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Remo Canessa	34,737,677	405,396	9,051,121
Feng Deng	34,147,881	995,192	9,051,121
Changming Liu	34,859,761	283,312	9,051,121

Proposal No. 2 – Approval of the Amendment to the 2014 Employee Stock Purchase Plan

The Company’s stockholders approved by the following votes the amendment to the 2014 Employee Stock Purchase Plan to increase the share reserve, modify the “evergreen provision,” and shorten the plan’s term:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,316,690	3,786,663	39,720	9,051,121

Proposal No. 3 – Approval of the Amendment and Restatement of the 2014 Equity Incentive Plan

The Company’s stockholders approved by the following votes the amendment and restatement of the 2014 Equity Incentive Plan to modify certain terms relating to the granting of performance-based awards and to increase the share reserve:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,895,024	4,208,129	39,920	9,051,121

Proposal No. 4 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified by the following votes the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,130,985	49,922	13,287	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary

Date: June 1, 2015